Exhibit (2)(j)(3)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

ISS PROXY VOTING FEE ALLOCATION AGREEMENT

ING ASIA PACIFIC HIGH DIVIDEND	ING American Funds Growth-Income Portfolio[1]
EQUITY INCOME FUND	ING American Funds International Portfolio[1]
ING Artio Foreign Portfolio
ING EQUITY TRUST	ING BlackRock Inflation Protected Bond Portfolio
ING Equity Dividend Fund	ING BlackRock Large Cap Growth Portfolio[1]
ING Growth Opportunities Fund	ING BlackRock Large Cap Value Portfolio[1]
ING MidCap Opportunities Fund	ING Clarion Global Real Estate Portfolio
ING Opportunistic LargeCap Fund	ING Clarion Real Estate Portfolio
ING Real Estate Fund	ING DFA Global All Equity Portfolio
ING SmallCap Opportunities Fund	ING DFA Global Allocation Portfolio
ING Value Choice Fund	ING FMRSM Diversified Mid Cap Portfolio[1]
ING Franklin Income Portfolio
ING FUNDS TRUST	ING Franklin Mutual Shares Portfolio[1]
ING Classic Money Market Fund	ING Global Resources Portfolio[1]
ING Floating Rate Fund	ING Goldman Sachs Commodity Strategy Portfolio
ING GNMA Income Fund	ING Janus Contrarian Portfolio[1]
ING High Yield Bond Fund	ING JPMorgan Emerging Markets Equity Portfolio[1]
ING Institutional Prime Money Market Fund	ING JPMorgan Small Cap Core Equity Portfolio[1]
ING Intermediate Bond Fund	ING Large Cap Growth Portfolio
ING Limited Maturity Bond Portfolio[1]
ING GLOBAL ADVANTAGE AND	ING Liquid Assets Portfolio[1]
PREMIUM OPPORTUNITY FUND	ING Lord Abbett Growth and Income Portfolio[1]
ING Marsico Growth Portfolio[1]
ING GLOBAL EQUITY DIVIDEND AND	ING Marsico International Opportunities Portfolio
PREMIUM OPPORTUNITY FUND	ING MFS Total Return Portfolio[1]
ING MFS Utilities Portfolio
ING INFRASTRUCTURE, INDUSTRIALS	ING Morgan Stanley Global Franchise Portfolio
AND MATERIALS FUND	ING Morgan Stanley Global Tactical Asset Allocation Portfolio
ING PIMCO High Yield Portfolio[1]
ING INTERNATIONAL HIGH DIVIDEND	ING PIMCO Total Return Bond Portfolio[1]
EQUITY INCOME FUND

ING INVESTORS TRUST
ING American Funds Asset Allocation Portfolio[1]
ING American Funds Bond Portfolio[1]
ING American Funds Growth Portfolio[1]

1  Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of SCAS Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

1

Exhibit (2)(j)(3)(i)

ING Pioneer Equity Income Portfolio	ING Fidelity® VIP Mid Cap Portfolio
ING Pioneer Fund Portfolio[1]	ING JPMorgan Mid Cap Value Portfolio
ING Pioneer Mid Cap Value Portfolio[1]	ING Legg Mason ClearBridge Aggressive Growth Portfolio
ING T. Rowe Price Capital Appreciation Portfolio[1]	ING Oppenheimer Global Portfolio
ING T. Rowe Price Equity Income Portfolio[1]	ING Oppenheimer Global Strategic Income Portfolio
ING Templeton Global Growth Portfolio[1]	ING PIMCO Total Return Portfolio
ING U.S. Stock Index Portfolio[1]	ING Pioneer High Yield Portfolio
ING Van Kampen Growth and Income Portfolio[1]	ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING Wells Fargo Health Care Portfolio	ING T. Rowe Price Growth Equity Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio	ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING MAYFLOWER TRUST	ING UBS U.S. Large Cap Equity Portfolio
ING International Value Fund	ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio
ING MUTUAL FUNDS
ING Asia-Pacific Real Estate Fund	ING PRIME RATE TRUST
ING Emerging Countries Fund
ING European Real Estate Fund	ING RISK MANAGED NATURAL RESOURCES FUND
ING Global Bond Fund
ING Global Equity Dividend Fund	ING SENIOR INCOME FUND
ING Global Natural Resources Fund
ING Global Opportunities Fund	ING SEPARATE PORTFOLIOS TRUST
ING Global Real Estate Fund	ING SPorts Core Fixed Income Fund
ING Global Value Choice Fund
ING Greater China Fund	ING VARIABLE INSURANCE TRUST
ING Index Plus International Equity Fund	ING GET U.S. Core Portfolio - Series 5
ING International Capital Appreciation Fund	ING GET U.S. Core Portfolio - Series 6
ING International Real Estate Fund	ING GET U.S. Core Portfolio - Series 7
ING International SmallCap Multi-Manager Fund	ING GET U.S. Core Portfolio - Series 8
ING International Value Choice Fund	ING GET U.S. Core Portfolio - Series 9
ING Russia Fund	ING GET U.S. Core Portfolio – Series 10
ING GET U.S. Core Portfolio – Series 11
ING PARTNERS, INC.	ING GET U.S. Core Portfolio – Series 12
ING American Century Small-Mid Cap Value Portfolio	ING GET U.S. Core Portfolio – Series 13
ING Baron Asset Portfolio	ING GET U.S. Core Portfolio – Series 14
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio	ING VARIABLE PRODUCTS TRUST
ING Davis New York Venture Portfolio	ING International Value Portfolio
ING Fidelity® VIP Contrafund® Portfolio	ING MidCap Opportunities Portfolio
ING Fidelity® VIP Equity-Income Portfolio	ING SmallCap Opportunities Portfolio
ING Fidelity® VIP Growth Portfolio

Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of SCAS Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

Exhibit (2)(j)(3)(i)

ING BALANCED PORTFOLIO, INC.	ING RussellTM Large Cap Growth Index Portfolio
ING Balanced Portfolio	ING RussellTM Large Cap Index Portfolio
ING RussellTM Large Cap Value Index Portfolio
ING INTERMEDIATE BOND PORTFOLIO	ING RussellTM Mid Cap Growth Index Portfolio
ING RussellTM Mid Cap Index Portfolio
ING MONEY MARKET PORTFOLIO	ING RussellTM Small Cap Index Portfolio
ING Small Company Portfolio
ING SERIES FUND, INC.	ING U.S. Bond Index Portfolio
Brokerage Cash Reserves	ING WisdomTreeSM Global High-Yielding Equity Index Portfolio
ING Alternative Beta Fund
ING Balanced Fund
ING Core Equity Research Fund
ING Corporate Leaders 100 Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund
ING Money Market Fund
ING Small Company Fund
ING Strategic Allocation Conservative Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Moderate Fund
ING Tactical Asset Allocation Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING Strategic Allocation Conservative Portfolio
ING Strategic Allocation Growth Portfolio
ING Strategic Allocation Moderate Portfolio

ING VARIABLE FUNDS
ING Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.
ING BlackRock Science and Technology Opportunities Portfolio
ING Euro STOXX 50® Index Portfolio
ING FTSE 100 Index® Portfolio
ING Hang Seng Index Portfolio
ING Index Plus LargeCap Portfolio
ING Index Plus MidCap Portfolio
ING Index Plus SmallCap Portfolio
ING International Index Portfolio
ING Japan TOPIX Index® Portfolio
ING Opportunistic LargeCap Portfolio

1  Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of SCAS Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.